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                                                                Exhibit 99(A)(3)

                         NOTICE OF GUARANTEED DELIVERY
                                      FOR
                       TENDER OF SHARES OF COMMON STOCK,
                SHARES OF SERIES G CONVERTIBLE PREFERRED STOCK
                                      AND
                  WARRANTS TO PURCHASE SHARES OF COMMON STOCK
                                      OF
                         EXIDE ELECTRONICS GROUP, INC.
                                      TO
                          PQR ACQUISITION CORPORATION
                         A WHOLLY OWNED SUBSIDIARY OF
                              DANAHER CORPORATION
                   (NOT TO BE USED FOR SIGNATURE GUARANTEES)

  This Notice of Guaranteed Delivery, or one substantially in the form hereof, must be used to accept the Offer (as defined below) if (i) certificates (the "Share Certificates") evidencing shares of common stock, par value $.01 per share (the "Common Stock"), shares of Series G Convertible Preferred Stock, par value $.01 (the "Preferred Stock"), and warrants to purchase shares of Common Stock at $13.475 per share of Common Stock (the "Warrants"), of Exide Electronics Group, Inc., a Delaware corporation (the "Company"), are not immediately available, (ii) time will not permit all required documents to reach First Chicago Trust Company of New York, as Depositary (the "Depositary"), prior to the Expiration Date (as defined in Section 1 of the Offer to Purchase (as defined below)) or (iii) the procedure for book-entry transfer cannot be completed on a timely basis. This Notice of Guaranteed Delivery may be delivered by hand or transmitted by telegram, facsimile transmission or mail to the Depositary. See Section 2 of the Offer to Purchase. Unless the context indicates otherwise, as used herein, Shares shall mean shares of Common Stock, Preferred Stock and Warrants, and shareholders shall mean holders of Shares. Unless the context indicates otherwise, all references to shares of Common Stock shall include the associated Rights issued pursuant to the Rights Agreement, dated as of November 25, 1992 (the "Rights Agreement"), between the Company and First Union National Bank of North Carolina, as Rights Agent.

  Book-entry transfer and surrender of Shares pursuant to ATOP procedures is not available with respect to Preferred Stock or Warrants.

                       THE DEPOSITARY FOR THE OFFER IS:

                    FIRST CHICAGO TRUST COMPANY OF NEW YORK
         By Mail:                By Facsimile                 By Hand:
   First Chicago Trust          Transmission:           First Chicago Trust
   Company of New York          (201) 222-4720          Company of New York
   Attention: Tenders &               or                Attention: Tenders &
        Exchanges               (201) 222-4721               Exchanges
P.O. Box 2565, Suite 4660                                c/o THE DEPOSITORY
  Jersey City, NJ 07303-                                   TRUST COMPANY
           2565                                       55 Water Street, DTC TAD
                                                     Vietnam Veterans Memorial
                                                               Plaza
                                                         New York, NY 10041

  By Overnight Courier:     Confirm By Telephone:
   First Chicago Trust          (201) 222-4707
   Company of New York
   Attention: Tenders &
        Exchanges
      Suite 4680-EEG
14 Wall Street, 8th Floor
    New York, NY 10005

  DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE, OR TRANSMISSION OF INSTRUCTIONS VIA FACSIMILE TRANSMISSION OTHER THAN AS SET FORTH ABOVE, WILL NOT CONSTITUTE A VALID DELIVERY.

  THIS NOTICE OF GUARANTEED DELIVERY IS NOT TO BE USED TO GUARANTEE SIGNATURES. IF A SIGNATURE ON A LETTER OF TRANSMITTAL IS REQUIRED TO BE GUARANTEED BY AN "ELIGIBLE INSTITUTION" UNDER THE INSTRUCTIONS THERETO, SUCH SIGNATURE GUARANTEE MUST APPEAR IN THE APPLICABLE SPACE PROVIDED IN THE SIGNATURE BOX ON THE LETTER OF TRANSMITTAL.

Ladies and Gentlemen:

  The undersigned hereby tenders to PQR Acquisition Corporation, a Delaware corporation (the "Purchaser") and a wholly owned subsidiary of Danaher Corporation, a Delaware corporation (the "Parent"), upon the terms and subject to the conditions set forth in the Offer to Purchase, dated July 10, 1997 (the "Offer to Purchase"), and the related Letter of Transmittal (which, as amended from time to time, together constitute the "Offer"), receipt of each of which is hereby acknowledged, the number of Shares specified below pursuant to the guaranteed delivery procedures described in Section 2 of the Offer to Purchase. The number of each type of Share being tendered is specified below.

[_] Check here if tendering Shares of Common Stock

[_] Check here if tendering Shares of Preferred Stock

[_] Check here if tendering Warrants

Number of Shares (specify number of       Name(s) of Record Holder(s):
each type):


                                          -------------------------------------
-------------------------------------


                                          -------------------------------------
-------------------------------------                 PLEASE PRINT


Certificate Nos. (if available):          Address(es):_________________________


-------------------------------------     -------------------------------------
                                                                     ZIP CODE


Check ONE box if Shares will be
tendered by book-entry transfer           Company Area Code and Tel. No.:______
(including through DTC's ATOP):


                                          Area Code and Tel. No.:______________
[_] The Depository Trust Company


                                          Signature(s):________________________
[_] Philadelphia Depository Trust
Company

                                          -------------------------------------

Account Number:______________________

Dated:                 , 1997


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

                                   GUARANTEE
                   (NOT TO BE USED FOR SIGNATURE GUARANTEES)

  The undersigned, a firm that is a commercial bank, broker, dealer, credit union, savings association or other entity which is a member in good standing of the Securities Transfer Agents Medallion Program, the New York Stock Exchange Medallion Signature Guarantee Program or the Stock Exchange Medallion Program hereby (a) represents that the tender of Shares effected hereby complies with Rule 14e-4 of the Securities Exchange Act of 1934, as amended, and (b) guarantees delivery to the Depositary, at one of its addresses set forth above, of Share Certificates evidencing the Shares tendered hereby in proper form for transfer, or confirmation of book-entry transfer of such Shares into the Depositary's accounts at The Depository Trust Company, the Philadelphia Depository Trust Company, (pursuant to the procedures for book-entry transfer, set forth in Section 2 of the Offer to Purchase), in each case with delivery of a properly completed and duly executed Letter of Transmittal (or a facsimile thereof) with any required signature guarantees, or an Agent's Message (as defined in Section 2 of the Offer to Purchase), and any other documents required by the Letter of Transmittal, within three New York Stock Exchange, Inc. trading days after the date of execution of this Notice of Guaranteed Delivery.

  The Eligible Institution that completes this form must communicate the guarantee to the Depositary and must deliver the Letter of Transmittal and Share Certificates to the Depositary within the time period shown herein. Failure to do so could result in financial loss to such Eligible Institution.

---------------------------------------   -------------------------------------
            NAME OF FIRM

                                                  AUTHORIZED SIGNATURE

---------------------------------------
               ADDRESS                    -------------------------------------

---------------------------------------                   TITLE

                             ZIP CODE
                                          Name:________________________________

Area Code and Tel. No.:______________                 PLEASE PRINT

                                          Date:                , 1997

NOTE: DO NOT SEND SHARE CERTIFICATES WITH THIS NOTICE OF GUARANTEED DELIVERY. SHARE CERTIFICATES SHOULD BE SENT WITH YOUR LETTER OF TRANSMITTAL.

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